                                                                   Exhibit 13(E)

                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                           ING VARIABLE PRODUCTS TRUST

                                       AND

                             ING FUNDS SERVICES, LLC
                       (FORMERLY ING PILGRIM GROUP, INC.)

FUNDS                                                                         ANNUAL ADMINISTRATIVE FEE
-----                                                                         -------------------------
                                                                    (as a percentage of average daily net assets)
ING VP Convertible Portfolio                                                            0.10%
ING VP Disciplined LargeCap Portfolio                                                   0.10%
ING VP Financial Services Portfolio                                                     0.10%
ING VP Growth + Value Portfolio                                                         0.10%
ING VP Growth Opportunities Portfolio                                                   0.10%
ING VP High Yield Bond Portfolio                                                        0.10%
ING VP International Portfolio                                                          0.10%
ING VP International SmallCap Growth Portfolio                                          0.10%
ING VP International Value Portfolio                                                    0.10%
ING VP Large Company Value Portfolio                                                    0.10%
ING VP LargeCap Growth Portfolio                                                        0.10%
ING VP MagnaCap Portfolio                                                               0.10%
ING VP MidCap Opportunities Portfolio                                                   0.10%
ING VP SmallCap Opportunities Portfolio                                                 0.10%